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                                                                      EXHIBIT 21


                 SUBSIDIARIES OF BATTLE MOUNTAIN GOLD COMPANY


                                                            Jurisdiction of
                 Subsidiary                                  Organization
                 ----------                                ----------------
Battle Mountain (Australia) Inc.                               Delaware
Battle Mountain (Canada) Inc.                                   Nevada
Battle Mountain (Dominican Republic) Inc.                       Nevada
Battle Mountain Exploration Company                              Texas
Battle Mountain Finance Company                                 Nevada
Battle Mountain (Irian Jaya) Ltd.                               Nevada
Battle Mountain (Ketungau) Inc.                                 Nevada
Battle Mountain (Mamberamo) Ltd.                                Nevada
Battle Mountain North America Inc.                              Nevada
Battle Mountain (Pacific) Ltd.                                  Nevada
Battle Mountain Resources Inc.                                  Nevada
Battle Mountain Sales Corporation                         U.S. Virgin Islands
Battle Mountain Services Company                                Nevada
Compania Minera El Aguila                                      Delaware
Compania Minera El Condor                                       Nevada
Compania Minera El Halcon                                      Delaware
Compania Minera El Oso                                          Nevada
Compania Minera El Tigre                                        Nevada
Compania Minera La Barca S.A. (88%)                             Bolivia
Compania Minera Vicuna                                          Nevada
Empresa Minera Inti Raymi S.A. (88%)                            Bolivia
Empresa Minera La Joya S.R.L. (75.5%)                           Bolivia
Inversiones Mineras del Inca, S.A. (50.5%)                       Chile
Kori Kollo Corporation                                         Delaware
Minera BMG                                                      Nevada
Minera BMG de Chile, Inc.                                       Nevada
Minera BMG de Mexico, S. de R.L. de C.V.                        Mexico
Minera Hispaniola, S.A. (60%)                             Dominican Republic
Minera Illimani S.A. (88%)                                     Argentina
Mt. Blanca Land and Cattle Company                              Nevada
Niugini Mining Limited (50.5%)                             Papua New Guinea
Niugini Mining (Australia) Pty. Ltd. (50.5%)                   Australia
Pajingo Gold Mine Pty. Ltd.                                    Australia
Red Dome Pty. Ltd. (50.5%)                                     Australia
SERMAT S.A. (88%)                                               Bolivia
Washington Real Estate Group Inc.                             Washington
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